Exhibit 10.1

AMENDMENT NO. 1 TO SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO SECURED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of August 13, 2025, by and between BIOSIG TECHNOLOGIES, INC., a company incorporated under the laws of the State of Delaware, with principal executive offices located at 12424 Wilshire Blvd. Suite 745, Los Angeles, CA 90025 (the “Company”), and YA II PN, Ltd. (the “Buyer”) and as collateral agent (in such capacity, the “Collateral Agent”).

RECITALS:

A. Buyer and Company have entered into that certain Secured Convertible Debenture Purchase Agreement dated as of July 7, 2025 (the “Agreement”).

B. Buyer and Company desire to amend the Agreement in accordance with the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Company hereby agree that, notwithstanding anything to the contrary contained in the Agreement, the Agreement shall be amended as set forth below.

1. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Agreement.

2. Amendments. Pursuant to Section 10(f) of the Agreement, the Parties agree to amend the Agreement as follows:

i.	The seventh WHEREAS clause shall be replaced in its entirety with the following:

WHEREAS, Cantor Fitzgerald & Co. and Clear Street LLC, in their capacity as placement agents (the “Placement Agents”) may identify and solicit certain “accredited investors” within the meaning of Rule 501(a)(1), (a)(2), (a)(4) or (a)(7) of Regulation D and/or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), for the offer and sale of one or more secured convertible debentures in the form substantially similar to the form attached hereto as Exhibit A (each, a “Secured Convertible Debenture”) in the aggregate principal amount of up to $100,000,000, with the first Secured Convertible Debenture (“the First Secured Convertible Debenture”) in a principal amount of $25,000,000 to be purchased and issued the following the satisfaction of the conditions set forth in Sections 6 and 7(a) (the “First Closing”), and the second Secured Convertible Debenture (the “Second Secured Convertible Debenture”) in a principal amount of $25,000,000 to be purchased and issued following the satisfaction of the conditions set forth in Sections 6, 7(a) and 7(b) (the “Second Closing”), and certain additional Secured Convertible Debentures (the “Additional Secured Convertible Debentures”) in an aggregate principal amount of up to $50,000,000 to be purchased and issued, only upon mutual agreement of the parties, which agreement may be withheld in either parties sole discretion, with the terms of such Additional Secured Convertible Debentures, timing of purchase and issue, price, conditions to the Company’s obligations to sell and the Buyer’s obligations to purchase and any additional terms the parties may agree upon in compliance with applicable rules and regulations of the Principal Market (each, an “Additional Closing” and, together with the First Closing and Second Closing, the “Closings” and each, a “Closing”), each of which shall be convertible into Common Shares (as converted, the “Conversion Shares”), and such Secured Convertible Debenture shall be purchased on the applicable Closing Date (as defined herein), at a purchase price (the “Purchase Price”) equal to 96.0% of the principal amount of the Secured Convertible Debenture (such principal amount, the “Subscription Amount”);

ii.	Section 1(a) of the Agreement shall be replaced in its entirety with the following:

Purchase of Secured Convertible Debenture. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7(a) below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company at the First Closing, the First Secured Convertible Debenture, with a principal amount of $25,000,000. Upon satisfaction (or waiver) of the conditions set forth in Sections 6, 7(a) and 7(b) below, the Buyer shall purchase, and the Company shall issue and sell to Buyer, and the Buyer agrees to purchase from the Company at the Second Closing, the Second Secured Convertible Debenture, with a principal amount of $25,000,000.

iii.	Section 1(c)(i) of the Agreement shall be replaced in its entirety with the following:

First Tranche. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, on the First Closing Date, (i) the Buyer shall deliver to the Company, in immediately available funds to a bank account designated in writing by the Company, the Purchase Price for the First Secured Convertible Debenture, minus any fees or expenses to be paid directly from the proceeds of such Closing as set forth herein or as otherwise mutually agreed to by the Company and the Buyer, and (ii) the Company shall deliver the First Secured Convertible Debenture with a principal amount of $25,000,000, duly executed on behalf of the Company.

iv.	Section 4(q) of the Agreement shall be replaced in its entirety with the following:

Stockholder Approval. Within 90 calendar days of the date of this Agreement, the Company shall hold a special meeting of stockholders (which may also be at the annual meeting of stockholders) (the “Special Meeting”) providing for the approval of, and obtain the approval of, (i) the issuance of the Secured Convertible Debenture and the Maximum Conversion Shares (without regard to the Exchange Cap) in compliance with the rules and regulations of the Principal Market, including Rule 5635(d) thereof (without regard to any limitation on conversion or exercise thereof) (the “Debenture Stockholder Approval”), and (ii) the issuance of the Common Shares issuable pursuant to the SEPA (without regard to the Exchange Cap) in compliance with the rules and regulations of the Principal Market, including Rule 5635(d) thereof) (the “SEPA Stockholder Approval”), with the recommendation of the Company’s Board of Directors that such proposals be approved. The Company shall include the Debenture Stockholder Approval and the SEPA Stockholder Approval in the Proxy Statement and shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in the Proxy Statement, including the Exchange Stockholder Approval, and all management-appointed proxyholders and Persons listed on Schedule II of this Agreement shall vote their proxies in favor of such proposals.

v.	Section 7(a)(iii) of the Agreement shall be replaced in its entirety with the following:

The Company and the Collateral Agent each shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party, together with a Perfection Certificate, in form and substance satisfactory to the Buyer and the Collateral Agent, and the Company shall have duly executed and delivered to the Buyer the First Secured Convertible Debenture or Second Secured Convertible Debenture, as applicable, in each case with a principal amount of $25,000,000 and $25,000,000, respectively.

vi.	Section 7(a)(xxiii) of the Agreement shall be replaced in its entirety with the following:

The Company shall have obtained the Exchange Stockholder Approval, the Debenture Stockholder Approval, the SEPA Stockholder Approval, and all other stockholder approvals required under applicable law, the Governing Documents of the Company or its Subsidiaries, and the rules or regulations of the Principal Market in connection with the issuance and sale of the Securities contemplated by this Agreement.

vii.	Exhibit A (Form of Secured Convertible Debenture) to the Agreement shall be replaced in its entirety with Exhibit A to this Amendment.

3. Full Force and Effect. Except as specifically amended hereby, the Agreement remains in full force and effect and is hereby ratified by Buyer and Company. In the event that any of the terms or conditions of the Agreement conflict with this Amendment, the terms and conditions of this Amendment shall control. Unless the context otherwise requires, all references in this Agreement to “this Agreement” mean this Agreement, as amended by this Amendment.

4. Counterparts. This Amendment Agreement may be executed in two (2) or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by an email which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BUYER AND COLLATERAL AGENT:		COMPANY:

YA II PN, Ltd.		BIOSIG TECHNOLOGIES, INC

By:	Yorkville Advisors Global II, LLC
Its:	General Partner	By:	/s/ Karl Henry McPhie
		Name:	Karl Henry McPhie
By:	/s/ Matthew Beckham	Title:	Chief Executive Officer
Name:	Matthew Beckman
Title:	Manager

EXHIBIT A

FORM OF SECURED CONVERTIBLE DEBENTURE